UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: October 19, 2011

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations

American Airlines, Inc. (the Company) is furnishing herewith a press release issued on October 19, 2011 by its parent company, AMR Corporation (AMR), as Exhibit 99.1, which is included herein.  This press release was issued to report the Company’s third quarter 2011 results.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits
	Exhibit 99.1	Press Release of AMR dated October 19, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  October 19, 2011

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of AMR dated October 19, 2011

    CONTACT:                                                                                     Sean Collins
Corporate Communications
Fort Worth, Texas
817-967-1577
mediarelations@aa.com

FOR RELEASE: Wednesday, Oct. 19, 2011

AMR CORPORATION REPORTS THIRD QUARTER 2011 RESULTS

Net Loss of $162 Million; Operating Earnings of $39 Million

Revenue of $6.4 Billion, up 9.1 Percent Versus Third Quarter 2010

41 Percent Year-Over-Year Fuel Price Increase Drove $653 Million of Additional Expense

AMR Taking Aggressive Action to Improve Financial and Operational Performance

FORT WORTH, Texas – AMR Corporation (NYSE: AMR), the parent company of American Airlines, Inc., today reported a net loss of $162 million, or $0.48 per diluted share, for the third quarter of 2011, compared to a net profit of $143 million, or $0.39 per diluted share, for the same period of 2010.
These results reflect the adverse impact of quarter-end volatility in WTI crude oil prices and foreign exchange rates. WTI prices decreased, while jet fuel prices remained high, which resulted in a non-cash item relating to fuel hedging ineffectiveness being recorded in fuel expense. In addition, foreign exchange rates were volatile and the U.S. dollar strengthened during the period, and as a result of revaluing foreign assets, the Company incurred a foreign exchange loss. Altogether, these items, which the Company described on Oct. 10, increased AMR’s net loss by approximately $50 million or 15 cents per share.
In the third quarter, the Company’s overall performance was negatively impacted by fuel prices, which increased 41 percent compared to the prior year period. Taking into account the impact of fuel hedging, AMR paid on average $3.15 per gallon for jet fuel in the quarter versus $2.24 per gallon in the third quarter of 2010. As a result, the Company paid $653 million more for fuel in the third quarter of 2011 than it would have paid at prevailing prices from the corresponding prior-year period.
“While the third quarter was challenging for American Airlines, we are taking aggressive actions to improve the Company’s performance and strengthen its foundation for long-term success,” said AMR Chairman and CEO Gerard Arpey. “We have put in place many of the critical building blocks for a successful future, including a strong network and alliance partnerships, accelerated fleet renewal plans and innovative products and services to enhance our customers’ experience. At this point, our immediate top priority is to address the key remaining foundational issue, which is our cost structure, so that we can change the competitive dynamics and move our company forward on the path to profitability.”
Arpey also highlighted several recent actions American has taken to address its near-term performance and strengthen the foundation for its success over the long term:

Capacity Reduction
In October, American Airlines announced it will adjust its late fall and winter schedule, which is expected to result in fourth quarter mainline capacity that is approximately 3 percent lower on a year-over-year basis.
While advance bookings are generally in line with last year, the Company is taking these additional steps in light of the uncertain economic environment, ongoing high fuel costs and to ensure it runs a reliable schedule for its customers given additional pilot retirements it anticipates throughout the fourth quarter.
With these latest moves, American expects full year 2011 capacity to be up about 0.4 percent year-over-year for mainline and consolidated capacity will be up approximately 1.2 percent. The Company’s initial plan, announced in January, called for full year mainline capacity to increase and consolidated capacity to increase by more than 3 and 4 percent respectively.

757 Retirements
In October, American also announced plans to retire up to 11 Boeing 757s in 2012. The retirements will result in maintenance and fuel cost savings.

Driving Revenue Performance from Trans-Atlantic and Trans-Pacific Joint Businesses
•
American is taking additional steps to achieve value from its joint businesses with British Airways and Iberia in the Atlantic and Japan Airlines in the Pacific, including working with its partners to capitalize on strong point-of-sale demand in Europe and Japan.

•
In an effort to maximize the revenue-generating potential from its joint business with British Airways and Iberia, American recently made adjustments in four areas – pricing, scheduling, co-location and corporate sales.

•	To improve its performance across the Pacific, American is working closely with Japan Airlines to tailor a more focused schedule of connecting flights to meet the needs of its trans-Pacific customers.
•
In the third quarter, American signed more than 100 joint corporate deals for the trans-Atlantic and trans-Pacific businesses and has secured commitments for increased revenue from several of its key customers.

$726 million EETC Public Offering
On Oct. 4, American completed a $726 million enhanced equipment trust certificates (“EETC”) public offering, which refinanced in part certain debts that matured or were scheduled to mature in the fourth quarter 2011 and beyond.

Operational Progress
During the third quarter, American improved its arrival performance into Dallas/Fort Worth, Chicago and Miami by approximately 3 percentage points compared to the corresponding period last year. Improved arrivals have also enhanced connections and baggage handling. American’s DOT bag rate improved by approximately 10 percent year-over-year.

Financial and Operational Performance
AMR reported third quarter consolidated revenues of approximately $6.4 billion, an increase of 9.1 percent year-over-year. American, its regional affiliates, AA Cargo, as well as the ‘other revenue’ category, experienced year-over-year increases, as total operating revenue was approximately $534 million higher in the third quarter 2011 than in the third quarter of 2010.
Consolidated passenger revenue per available seat mile (unit revenue) grew 8.7 percent compared to the third quarter of 2010, and mainline unit revenue at American also grew 8.1 percent. Improving economic conditions and increased load factors drove higher unit revenue.
Passenger yield, which represents the average fares paid, increased at American by 7.0 percent year-over-year in the third quarter 2011.
In Latin America, the Company’s largest international entity, AMR continues to see strong year-over-year growth, particularly in South American markets. In fact, in the third quarter, AMR’s Latin American unit revenue was up almost 20 percent versus 2010 on both strong yields and load factors, with South America up nearly 25 percent. During the third quarter, the Company implemented several pricing initiatives in a number of Latin American markets that contributed to these results.
Mainline unit costs in the third quarter 2011 increased 3.9 percent year-over-year, excluding fuel costs, which reflects the impacts of unit cost headwinds associated with lower than planned 2011 capacity, as well as higher aircraft rent and expenses associated with higher revenues.
Mainline capacity, or total available seat miles, was flat in the third quarter 2011 compared to the prior year’s third quarter, as the Company continues to maintain capacity discipline.
American’s mainline load factor – or percentage of total seats filled – increased 0.9 points to 84.9 percent during the third quarter 2011 compared to the prior year period.

Balance Sheet Update
As of Sept. 30, AMR had approximately $4.8 billion in cash and short-term investments, including a restricted balance of $474 million, compared to a balance of $5.0 billion in cash and short-term investments, including a restricted balance of $447 million, at the end of the third quarter 2010.
AMR’s Total Debt, which it defines as the aggregate of its long-term debt, capital lease obligations, the principal amount of airport facility tax-exempt bonds, and the present value of aircraft operating lease obligations, was $16.9 billion at the end of the third quarter 2011, compared to $16.2 billion a year earlier.
AMR’s Net Debt, which it defines as Total Debt less unrestricted cash and short-term investments, was $12.6 billion at the end of the third quarter 2011, compared to $11.6 billion at the end of the third quarter 2010.

Guidance for the Fourth Quarter 2011
Fuel Expense and Hedging
While the cost of jet fuel has been increasing recently and remains very volatile, based on the Oct. 7 forward curve, AMR is planning for an average system price of $3.02 per gallon in the fourth quarter 2011 and $3.01 per gallon for all of 2011. Consolidated consumption for the fourth quarter is expected to be 667 million gallons of jet fuel.
AMR has 52 percent of its anticipated fourth quarter 2011 fuel consumption hedged at an average cap of $3.01 per gallon of jet fuel equivalent ($88 per barrel crude equivalent), with 41 percent subject to an average floor of $2.23 per gallon of jet fuel equivalent ($55 per barrel crude equivalent). AMR has 51 percent of its anticipated full-year consumption hedged at an average cap of $2.77 per gallon of jet fuel equivalent ($83 per barrel crude equivalent), with 39 percent subject to an average floor of $2.08 per gallon of jet fuel equivalent ($55 per barrel crude equivalent).

Mainline and Consolidated Cost per Available Seat Mile (CASM), Excluding Special Items
Fuel prices are expected to continue to be a significant cost headwind in 2011. The Company’s cost per available seat mile for the fourth quarter 2011, excluding fuel and the potential impact of any new labor agreements, is now expected to increase between 6.2 and 6.6 percent on a consolidated basis. This increase is primarily driven by the lag in reducing expenses commensurate with the Company’s recent additional capacity reductions. The fourth quarter is also impacted by cost pressures associated with higher aircraft rent and higher revenue related costs.  The Company’s cost per available seat mile for full year 2011, excluding fuel and the potential impact of any new labor agreements, is expected to increase 2.0 to 3.0 percent, both on a mainline and consolidated basis.

Cost/ASM – Percent Change
	4Q2011 (est.) vs. 4Q2010 H/(L)	year 2011 (est.) vs. 2010 H/(L)
Mainline CASM	11.7% – 12.1%	9.5% – 10.5%
Excluding Fuel	6.4 – 6.8	2.0 – 3.0
Consolidated CASM	11.7 – 12.1	9.6 – 10.6
Excluding Fuel	6.2 – 6.6	2.0 – 3.0

Conference Call to Discuss Third Quarter Results
AMR will host a conference call to discuss its third quarter of 2011 financial results on Wednesday, Oct. 19, at 2 p.m. EDT. Following the analyst call, the Company will hold a question-and-answer conference call for media. Reporters interested in listening to the presentation or participating in the media Q&A should call 817-967-1577.

Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations or beliefs concerning future events. When used in this release, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe our objectives, plans or goals, or actions we may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs; future financing plans and needs; the amounts of its unencumbered assets and other sources of liquidity; fleet plans; overall economic and industry conditions; plans and objectives for future operations;; regulatory approvals and actions; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. This release includes forecasts of unit cost and revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, other income/expense estimates, share count, and statements regarding the Company’s liquidity, each of which is a forward-looking statement. Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations. The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements: the materially weakened financial condition of the Company, resulting from its significant losses in recent years; weak demand for air travel and lower investment asset returns resulting from the severe global economic downturn; the Company’s need to raise substantial additional funds and its ability to do so on acceptable terms; the potential requirement for the Company to maintain reserves under its credit card processing agreements, which could materially adversely impact the Company’s liquidity; the ability of the Company to generate additional revenues and reduce its costs; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the resolution of pending litigation with certain global distribution systems and business discussions with certain on-line travel agents; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy certain covenants and conditions in certain of its financing and other agreements; changes in economic and other conditions beyond the Company’s control, and the volatile results of the Company’s operations; the fiercely and increasingly competitive business environment faced by the Company; industry consolidation and alliance changes; competition with reorganized carriers; low fare levels by historical standards and the Company’s reduced pricing power; changes in the Company’s corporate or business strategy; extensive government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as SARS, avian flu or the H1N1 virus) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; losses and adverse publicity resulting from any accident involving the Company’s aircraft; interruptions or disruptions in service at one or more of the Company’s primary market airports; the heavy taxation of the airline industry; and changes in the price of the Company’s common stock. Additional information regarding these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Detailed financial information follows:

AMR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
 (in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Percent
	2011	2010	Change
Revenues
Passenger - American Airlines	$ 4,816	$ 4,455	8.1%
- Regional Affiliates	735	618	18.9
Cargo	176	167	4.8
Other revenues	649	602	7.8
Total operating revenues	6,376	5,842	9.1

Expenses
Aircraft fuel	2,255	1,613	39.8
Wages, salaries and benefits	1,776	1,732	2.6
Other rentals and landing fees	363	355	2.1
Maintenance, materials and repairs	345	334	3.1
Depreciation and amortization	273	274	(0.3)
Commissions, booking fees and credit card expense	285	256	11.2
Aircraft rentals	165	148	11.4
Food service	137	129	6.3
Special charges	-	-	*
Other operating expenses	738	659	12.1
Total operating expenses	6,337	5,500	15.2

Operating Income (Loss)	39	342	(88.5)

Other Income (Expense)
Interest income	6	8	(23.8)
Interest expense	(211)	(204)	3.8
Interest capitalized	11	7	49.3
Miscellaneous – net	(7)	(10)	(30.0)
	(201)	(199)	1.0

Income (Loss) Before Income Taxes	(162)	143	*
Income tax	-	-	-
Net Income (Loss)	$ (162)	$ 143	*

Earnings (Loss) Per Share
Basic	$ (0.48)	$ 0.43
Diluted	$ (0.48)	$ 0.39

Number of Shares Used in Computation
Basic	335	333
Diluted	335	389

* Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Three Months Ended September 30,		Percent
	2011	2010	Change
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	33,898	33,546	1.0
Available seat miles (millions)	39,936	39,941	0.0
Cargo ton miles (millions)	444	476	(6.7)
Passenger load factor	84.9%	84.0%	0.9 pts
Passenger revenue yield per passenger mile (cents)	14.21	13.28	7.0
Passenger revenue per available seat mile (cents)	12.06	11.15	8.1
Cargo revenue yield per ton mile (cents)	39.54	35.19	12.3
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	13.93	12.20	14.2
Fuel consumption (gallons, in millions)	635	645	(1.7)
Fuel price per gallon (dollars)	3.15	2.24	41.0

Regional Affiliates
Revenue passenger miles (millions)	2,634	2,352	12.0
Available seat miles (millions)	3,497	3,197	9.4
Passenger load factor	75.3%	73.6%	1.7 pts

AMR Corporation
Average Equivalent Number of Employees
American Airlines	67,100	65,800
Other	13,700	12,800
Total	80,800	78,600

(1)	Excludes $800 million and $676 million of expense incurred related to Regional Affiliates in 2011 and 2010, respectively.

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Three Months Ended September 30, 2011
Entity Results	RASM1 (cents)	Y-O-Y Change	ASMs2 (billions)	Y-O-Y Change

DOT Domestic	11.76	7.7%	23.5	(1.5)%
International	12.49	8.5	16.5	2.2
DOT Latin America	14.11	18.8	7.3	(1.8)
DOT Atlantic	11.68	3.0	6.7	0.8
DOT Pacific	9.96	(7.5)	2.5	21.6

American Airlines, Inc.	Three Months Ended September 30, 2011
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	85.6	0.8	13.73	6.7%
International	83.9	1.1	14.90	7.1
DOT Latin America	83.0	2.6	17.01	15.1
DOT Atlantic	86.1	0.8	13.56	2.1
DOT Pacific	80.4	(2.8)	12.38	(4.4)

1 Revenue per Available Seat Mile
2 Available Seat Miles

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Three Months Ended September 30,
(in millions, except as noted)	2011	2010

Total operating expenses	$ 6,361	$ 5,547
Less: Operating expenses incurred related to Regional Affiliates	800	676
Operating expenses excluding expenses incurred related to Regional Affiliates	$ 5,561	$ 4,871
American mainline jet operations available seat miles	39,936	39,941
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	13.93	12.20

Percent change	14.2%

American Airlines, Inc. Mainline Jet Operations	Three Months Ended September 30,
(in millions, except as noted)	2011	2010

Total operating expenses	$ 6,361	$ 5,547
Less: Operating expenses incurred related to Regional Affiliates	800	676
Operating expenses excluding expenses incurred related to Regional Affiliates	$ 5,561	$ 4,871
American mainline jet operations available seat miles	39,936	39,941
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	13.93	12.20
Less: Impact of special items (cents)	-	-
Operating expenses per available seat mile, excluding impact of special items (cents)	13.93	12.20

Percent change	14.2%

Less: Fuel cost per available seat mile (cents)	5.01	3.61
Operating expenses per available seat mile, excluding impact of special items and the cost of fuel (cents)	8.92	8.59

Percent change	3.9%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items assists investors in understanding the impact of fuel prices and special items on the Company’s operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation	Three Months Ended September 30,
	2011	2010
Operating expenses per available seat mile (cents)	$ 14.59	$ 12.75
Less: Impact of special items (cents)	-	-
Operating expenses per available seat mile (cents)	14.59	12.75

Percent change	14.4%

Less: Fuel cost per available seat mile (cents)	5.19	3.74
Operating expenses per available seat mile, excluding impact of special items and the cost of fuel (cents)	9.40	9.01

Percent change	4.3%

Note:  The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items assists investors in understanding the impact of fuel prices and special items on the Company’s operations.

AMR Corporation Calculation of Net Debt	As of September 30
(in millions)	2011	2010

Current and long-term debt	$ 10,926	$ 10,679
Current and long-term capital lease obligations	694	610
Principal amount of certain airport facility tax-exempt bonds and the present value of aircraft operating lease obligations	5,307	4,902
	16,927	16,191
Less: Unrestricted cash and short-term investments	4,296	4,557
Net Debt	$ 12,631	$ 11,634

Note:  The Company believes the net debt metric assists investors in understanding changes in the Company’s liquidity and the results of its efforts to build a financial foundation under the Company’s Turnaround Plan.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Three Months Ended December 31,
	2011 (Estimate)1	2010 (Actual)
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	14.22	12.78
Less: Impact of special items (cents)	-	0.07
Operating expenses per available seat mile, excluding Regional Affiliates and impact of special items (cents)	14.22	12.71

Percent change	11.9%

Less: Fuel expense per available seat mile (cents)	4.80	3.87
Operating expenses per available seat mile, excluding Regional Affiliates, impact of special items and fuel expense (cents)	9.42	8.84

Percent change	6.6%

American Airlines, Inc. Mainline Jet Operations	Year Ended December 31,
	2011 (Estimate)1	2010 (Actual)
Operating expenses per available seat mile, excluding Regional Affiliates (cents) Less: Impact of special items (cents)	13.85 0.02	12.62 0.05
Operating expenses per available seat mile, excluding Regional Affiliates and impact of special items (cents)	13.83	12.57

Percent change	10.0%

Less: Fuel expense per available seat mile (cents)	4.78	3.74
Operating expenses per available seat mile, excluding Regional Affiliates, impact of special items and fuel expense (cents)	9.05	8.83

Percent change	2.5%

1 CASM and ex-fuel CASM guidance reconciliations represent the mid-point of the guidance provided in the earnings release

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation	Three Months Ended December 31,
	2011 (Estimate)1	2010 (Actual)
Operating expenses per available seat mile (cents) Less: Impact of special items (cents)	14.90 -	13.38 0.07
Operating expenses per available seat mile, excluding impact of special items (cents)	14.90	13.31

Percent change	11.9%

Less: Fuel expense per available seat mile (cents)	5.01	4.02
Operating expenses per available seat mile, excluding impact of special items and fuel expense (cents)	9.89	9.29

Percent change	6.4%

AMR Corporation	Year Ended December 31,
	2011 (Estimate)1	2010 (Actual)

Operating expenses per available seat mile (cents) Less: Impact of special items (cents)	14.52 0.02	13.22 0.05
Operating expenses per available seat mile, excluding impact of special items (cents)	14.50	13.17

Percent change	10.1%

Less: Fuel expense per available seat mile (cents)	4.97	3.87
Operating expenses per available seat mile, excluding impact of special items and fuel expense (cents)	9.53	9.30

Percent change	2.5%

AMR Corporation	Three Months Ended September 30,
(in millions, except as noted)	2011	2010

Net (Loss) Income	(162)	143
Less: Impact of special items	-	-
Net (Loss) Income, excluding impact of special items	(162)	143
Loss Per Share
Basic	(0.48)	0.43
Diluted	(0.48)	0.39

1 CASM and ex-fuel CASM guidance reconciliations represent the mid-point of the guidance provided in the earnings release

AMR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,		Percent
	2011	2010	Change
Revenues
Passenger - American Airlines	$ 13,508	$ 12,565	7.5%
- Regional Affiliates	2,023	1,716	17.9
Cargo	532	491	8.1
Other revenues	1,960	1,812	8.2
Total operating revenues	18,023	16,584	8.7

Expenses
Aircraft fuel	6,299	4,744	32.8
Wages, salaries and benefits	5,262	5,149	2.2
Other rentals and landing fees	1,070	1,059	1.0
Maintenance, materials and repairs	983	1,025	(4.1)
Depreciation and amortization	815	808	0.8
Commissions, booking fees and credit card expense	809	738	9.5
Aircraft rentals	483	422	14.6
Food service	390	365	6.9
Special charges	-	-	*
Other operating expenses	2,182	2,034	7.3
Total operating expenses	18,293	16,344	11.9

Operating Income (Loss)	(270)	240	*

Other Income (Expense)
Interest income	20	19	4.7
Interest expense	(626)	(622)	0.8
Interest capitalized	28	25	10.0
Miscellaneous – net	(36)	(35)	(2.7)
	(614)	(613)	0.2

Loss Before Income Taxes	(884)	(373)	*
Income tax	-	-	-
Net Loss	$ (884)	$ (373)	*

Loss Per Share
Basic	$ (2.64)	$ (1.12)
Diluted	$ (2.64)	$ (1.12)

Number of Shares Used in Computation
Basic	334	333
Diluted	334	333

* Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Nine Months Ended September 30,		Percent
	2011	2010	Change
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	95,851	94,462	1.5
Available seat miles (millions)	117,013	115,200	1.6
Cargo ton miles (millions)	1,342	1,402	(4.3)
Passenger load factor	81.9%	82.0%	(0.1) pts
Passenger revenue yield per passenger mile (cents)	14.09	13.30	5.9
Passenger revenue per available seat mile (cents)	11.54	10.91	5.8
Cargo revenue yield per ton mile (cents)	39.62	35.10	12.9
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	13.73	12.56	9.3
Fuel consumption (gallons, in millions)	1,858	1,871	(0.7)
Fuel price per gallon (dollars)	3.01	2.28	32.1

Regional Affiliates
Revenue passenger miles (millions)	7,354	6,445	14.1
Available seat miles (millions)	10,064	8,964	12.3
Passenger load factor	73.1%	71.9%	1.2 pts

AMR Corporation
Average Equivalent Number of Employees
American Airlines	66,500	65,600
Other	13,600	12,600
Total	80,100	78,200

(1)	Excludes $2.3 billion and $2.0 billion of expense incurred related to Regional Affiliates in 2011 and 2010, respectively.

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Nine Months Ended September 30, 2011
Entity Results	RASM1 (cents)	Y-O-Y Change	ASMs2 (billions)	Y-O-Y Change

DOT Domestic	11.47	6.3%	69.4	(0.9)%
International	11.66	5.1	47.6	5.5
DOT Latin America	13.15	13.7	22.5	2.7
DOT Atlantic	10.66	(0.9)	18.3	3.2
DOT Pacific	9.34	(8.8)	6.7	24.0

1 Revenue per Available Seat Mile
2 Available Seat Miles

American Airlines, Inc.	Nine Months Ended September 30, 2011
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	83.2	0.0	13.79	6.2%
International	80.1	(0.2)	14.56	5.3
DOT Latin America	80.9	2.4	16.25	10.3
DOT Atlantic	79.8	(1.4)	13.36	0.8
DOT Pacific	77.7	(6.1)	12.01	(1.6)

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